EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59059 of Republic Security Financial Corporation of our report dated December 5, 1997, appearing in the Annual Report on Form 10-K of First Palm Beach Bancorp, Inc. for the year ended September 30, 1997, and to the reference to us under the headings "Selected Financial Data-FPBB" and "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

West Palm Beach, Florida
September 2, 1998